Exhibit 99.1

Contact:	Andrea Vedanayagam Veda Communications (408) 656-4494 pr@quicklogic.com

QuickLogic Corporation

Prices Public Offering of Common Stock

Sunnyvale, CA – March 16, 2016 - QuickLogic® Corporation (NASDAQ: QUIK), an innovator of ultra-low power programmable sensor processing, display bridge, and programmable logic solutions, today announced the pricing of its underwritten public offering of an aggregate of 10 million newly issued shares of common stock at a price of $1.00 per share, $0.001 par value (the “Offering” with such shares being the “Shares”). The Company expects to receive gross proceeds of $10 million, before deducting underwriting discounts and other estimated offering expenses. The underwriters have also been granted a 30-day option to purchase up to 1.5 million shares of common stock to cover over-allotments, if any. The net proceeds to the Company from the Offering are expected to be approximately $9.3 million after deduction of underwriting discounts and assuming no exercise of the underwriters’ over-allotment option. Subject to customary conditions, the offering is expected to close on March 21, 2016.

The Company expects to use the net proceeds from the Offering for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, the Company currently has no commitments or agreements and is not involved in any negotiations with respect to any such transactions.

The underwriters have reserved shares for sale at the public offering price for certain members of management. The Shares are being offered by QuickLogic Corporation pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on August 30, 2013, and as supplemented by a prospectus supplement dated March 10, 2016 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and related 462(b) registration statement.

Roth Capital Partners served as the sole book-running manager for the Offering and The Benchmark Company acted as co-manager. Copies of the final prospectus supplement, when available, and accompanying base prospectus can be obtained at the SEC’s website at http://www.sec.gov or Roth Capital Partners, 888 San Clemente, Newport Beach, California 92660, (800) 678-9147, or by writing or calling the Company at 1277 Orleans Drive, Sunnyvale, California 94089-1138, Attention: Sue Cheung, Principal Accounting Officer, (408) 990-4000.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About QuickLogic

QuickLogic is a semiconductor provider of ultra-low power, comprehensive, flexible sensor processing solutions enabling significantly longer battery life for the Smartphone, Wearable, and IoT markets.. For more information about QuickLogic, visit www.quicklogic.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, the proceeds the Company expects to receive from the offering, the expected uses of such proceeds from the offering and the closing of the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company’s use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

The QuickLogic logo and QuickLogic are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Code: QUIK-G